Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

ACTUATE THERAPEUTICS, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Stock	(1)	457(o)		$		$17,250,000.00		$1,500.75
Fees Previously Paid	Equity	Purchase Warrants	(2)	Other						0.00
Fees Previously Paid	Equity	Warrants to be issued to the underwriter(c)	(3)	Other						0.00
Fees Previously Paid	Equity	Pre-Funded Warrants	(4)	Other						0.00
Fees to be Paid	Equity	Common stock underlying Purchase Warrants		457(o)				17,250,000.00	0.000087	1,500.75
Fees Previously Paid	Equity	Common stock underlying warrants to be issued to the underwriter		457(o)				754,688.00		65.66
Fees Previously Paid	Equity	Common stock underlying Pre-Funded Warrants	(5)	Other		$	$			$0.00

Total Offering Amounts:								$35,254,688.00		3,067.16
Total Fees Previously Paid:										0.00
Total Fee Offsets:										2,375.73
Net Fee Due:										$691.43

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Offering Note(s)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)	We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 3.5% of the common stock issued in the offering (including the pre-funded warrants issued in the offering). The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of the common stock offered hereby.
(4)	No separate registration fee required pursuant to Rule 457(g).
(5)	The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common shares are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $17,250,000.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-299332	10/06/2026		$2,375.73				$	$
Fee Offset Sources	Actuate Therapeutics, Inc.		S-1	333-299332		10/06/2026							2,375.73

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Explanation of the basis for claimed offset:

(1)	The Company previously paid $2,375.73 with respect to common stock included herein based on a maximum aggregate offering price of $34,500,000.00 in connection with its filing of the Registration Statement on Form S-1 (File No. 333-299332) on October 6, 2026. In accordance with Rule 457(b) under the Securities Act, the Company is using $2,375.73 of the previously paid fees to offset the filing fee payable in connection with this Registration Statement.